UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Steven L. Bietz
As previously reported, Steven L. Bietz, President and Chief Executive Officer of WBI Holdings, Inc., an indirect subsidiary of MDU Resources Group, Inc. (the “Company”), notified the Company that he is retiring effective as of the close of business on July 17, 2015. In connection with his retirement, on June 30, 2015, the Compensation Committee (the “Compensation Committee”) and the Board of Directors (the “Board”) of the Company approved the entry into a Waiver and Voluntary Release Agreement. The agreement provides for a lump-sum payment of $750,000, less applicable tax withholding amounts, for the release and in recognition of his 34 years of service in transforming WBI Holdings, Inc. from a dry gas storage and transmission company to a multi-faceted energy services business, including crude refining.

Martin A. Fritz
On June 30, 2015, the Board of the Company appointed Martin A. Fritz as President and Chief Executive Officer of WBI Holdings, Inc., effective July 20, 2015, and approved the Offer Letter to be entered into between the Company and Mr. Fritz (the “Offer Letter”).

Mr. Fritz, age 51, has his own consulting firm, Fritz Consulting, where since February 2014 he has provided strategy, operations, business development and business brokerage consulting services. Prior to that, he had been employed by EQT Corporation since 1999, serving as Executive Vice President Midstream Operations, Land and Construction from 2013 through January 2014 and as Vice President EQT and President EQT Midstream Operations from 2008-2013.

Mr. Fritz will receive an annual base salary of $400,000 and a 2015 target annual incentive award opportunity of 65% of base salary pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan (the “EICP”). Payment of the 2015 annual incentive award will range up to 200% of the target based upon achievement of the performance measures and will be prorated to reflect the effective date of his employment, but will not be less than $58,767.

In all annual incentive awards for 2015 for the Company’s named executive officers (“NEOs”) and the business segment leaders, including Mr. Fritz, the Company EPS goal is based on results from all business segments except the exploration and production (the “E&P”) segment and will be adjusted to exclude the (i) effect on earnings at the Company level of intersegment eliminations, (ii) accounting effects of the E&P segment being moved from continuing operations to discontinued operations and (iii) income statement impact of a loss on asset sales or dispositions, other than the sale or disposition of the E&P segment, that are approved by the Company Board. Intersegment eliminations are intercompany balances and transactions that will be eliminated in consolidation (as will be reported in the notes to the Company’s financial statements for the fiscal year ending December 31, 2015), except for certain transactions related to the Company’s regulated operations in accordance with GAAP. There is a separate goal based on the E&P segment pretax operating income, adjusted to exclude (i) depreciation, depletion and amortization, with non-cash ceiling test charges treated as depreciation and (ii) accounting effects of the E&P segment being moved from continuing operations to discontinued operations.

The 2015 annual award opportunity available to Mr. Fritz is:

Pipeline and Energy Services 2015 ROIC results as a % of 2015 target (weighted 37.5%)	Payment of annual incentive target based on Pipeline and Energy Services 2015 ROIC	Pipeline and Energy Services 2015 EPS results as a % of 2015 target (weighted 37.5%)	Payment of annual incentive target based on Pipeline and Energy Services 2015 EPS	Company 2015 diluted adjusted EPS results as a % of 2015 target (weighted 20%)	Payment of annual incentive target based on Company 2015 diluted adjusted EPS	E&P segment pretax operating income excluding DD&A as a % of 2015 target (weighted 5%)	Payment of annual incentive target based on E&P segment pretax operating income excluding DD&A
Less than 85%	0%	Less than 85%	0%	Less than 85%	0%	Less than 80%	0%
85%	25%	85%	25%	85%	25%	80%	25%
90%	50%	90%	50%	90%	50%	87%	50%
95%	75%	95%	75%	95%	75%	94%	75%
100%	100%	100%	100%	100%	100%	100%	100%
103%	120%	103%	120%	103%	120%	104%	120%
106%	140%	106%	140%	106%	140%	108%	140%
109%	160%	109%	160%	109%	160%	112%	160%
112%	180%	112%	180%	112%	180%	116%	180%
115%	200%	115%	200%	115%	200%	120%	200%

The pipeline and energy services segment also has five goals relating to the pipeline and energy services segment’s safety results, and each goal that is not met will reduce Mr. Fritz’s annual incentive award payment by 1%.

Additional terms and conditions of the annual incentive award are described in the Company’s Current Report on Form 8-K, dated February 18, 2015, which was filed with the Securities and Exchange Commission on February 18, 2015 (File No. 1-3480) (the “February 18, 2015 8-K”), which description is incorporated herein by reference.

Mr. Fritz will receive a target 2015 long-term incentive award opportunity of 90% of base salary in the form of performance shares with dividend equivalents for the 2015-2017 performance period, prorated to reflect the effective date of his appointment. Assuming the Company's three‑year total stockholder return (“TSR”) is positive, from 0% to 200% of the target grant will be paid out, depending on the Company's TSR compared to the TSRs of companies in the Company’s performance graph peer group. The Company will pay dividend equivalents in cash on the number of shares actually earned for the performance period. The dividend equivalents will be paid at the same time as the performance share awards are paid. Additional terms and conditions of the performance share award are described in the February 18, 2015 8-K, which description is incorporated herein by reference. The form of performance share award agreement was filed as Exhibit 10.3 to the February 18, 2015 8-K, which exhibit is incorporated herein by reference. The 2015 long-term incentive award opportunity for Mr. Fritz is set forth in the 2015 Performance Share Award Opportunity Chart, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

WBI Energy, Inc. will make a $100,000 contribution to the Nonqualified Defined Contribution Plan for Mr. Fritz for 2015.

Mr. Fritz also will receive a $500,000 payment if within two years after the effective date of his employment, his employment terminates, other than for cause, after and as a result of any of the following events:

•	There is a change in control of the Company within the meaning of Treas. Reg. Section 1.409A-3(i)(5)

•	The Company divests WBI Holdings, Inc. or a significant portion of its assets, excluding Fidelity Exploration & Production Company

•	There is a material diminution in his authority or job duties and/or a change to whom he reports

•	There is a reduction in base salary other than a reduction imposed on all senior officers.

Mr. Fritz will receive relocation benefits in connection with his move to the Bismarck, North Dakota area, as set forth in Relocation Benefits, which is included as an attachment to the Offer Letter filed as Exhibit 10.2 hereto, which description is incorporated herein by reference.

Mr. Fritz and the Company will enter into an indemnification agreement, which will provide, among other things, that the Company will indemnify Mr. Fritz to the fullest extent permitted by applicable Delaware law and in excess of that expressly permitted by statute, but not to the extent prohibited by law. The terms of the indemnification agreement are described in the Company's Current Reports on Form 8-K, dated August 12, 2010 and May 15, 2014, which were filed with the Securities and Exchange Commission on August 17, 2010 and May 15, 2014 (File No. 1-3480), which description is incorporated herein by reference. The form of Indemnification Agreement was filed as Exhibit 10.1 to the May 15, 2014 8-K.

A copy of the Offer Letter between the Company and Mr. Fritz, dated July 1, 2015, is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Martin A Fritz 2015 Performance Share Award Opportunity Chart
	10.2	Martin A. Fritz Offer Letter, dated July 1, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2015

MDU RESOURCES GROUP, INC.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Martin A Fritz 2015 Performance Share Award Opportunity Chart
10.2	Martin A. Fritz Offer Letter, dated July 1, 2015